UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
October 20, 2009
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AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 20, 2009, John J. Pollock was appointed President of Aetrium Incorporated, with Joseph C. Levesque continuing as Chairman of the Board and Chief Executive Officer, as more fully discussed in the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 20, 2009, the Bylaws of Aetrium Incorporated were amended to provide for an officer position of Chief Executive Officer with the responsibilities of chief executive officer as provided under Minnesota law, and to provide for an optional officer position of President with such responsibilities as may be prescribed by the Board of Directors. The Bylaws were also conformed to the current requirement of the Company that compensation for all officers of the Company be set by the Compensation Committee of the Board of Directors of the Company. A copy of the Bylaws of the Company as so amended is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.	Description
3.1	Bylaws, as amended
99.1	Press Release issued October 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:           /s/       Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary
Dated:   October 20, 2009

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
3.1	Bylaws, as amended	Filed herewith
99.1	Press Release issued October 20, 2009	Filed herewith